UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Core Laboratories N.V.
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CORE LABORATORIES N.V.
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 18, 2017

Dear Shareholder:

You are cordially invited to attend our 2017 annual meeting of shareholders which will be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, the Netherlands, on Thursday, May 18, 2017 at 2:30 p.m. Central European Summer Time ("CEST") for the following purposes as proposed by the Board of Supervisory Directors:

1.
To re-elect two Class I Supervisory Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2020 and until their successors shall have been duly elected and qualified;

2.
To amend Article 20, paragraph 5(ii), of our Articles of Association to allow for any future amendments to the Articles of Association which are proposed by the board of management and which proposal is approved by the board of supervisory directors, to be passed with an absolute majority of votes cast, without regard to the number of shares represented at the meeting;

3.
To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as Core Laboratories N.V.'s (the "Company") independent registered public accountants for the year ending December 31, 2017;

4.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A section"), and the compensation of the Company's named executive officers as disclosed pursuant to the Security and Exchange Commission's compensation disclosure rules, including the compensation tables;

5.
To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2016, following a discussion of our Dutch Report of the Management Board for that same period;

6.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 18, 2017;

7.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 18, 2018, and such repurchased shares may be used for any legal purpose;

8.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018;

9.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The election of supervisory board members as described in item no. 1 and the topics covered by item nos. 3 through 9 have largely been presented to and approved by our shareholders at our prior annual meetings, and are presented to our shareholders each year as a result of our being organized under the laws of The Netherlands.

The sole member of our Management Board does not receive any form of compensation as referred to in Articles 2:383c through 2:383e of the Dutch Civil Code. Consequently, there is no need to discuss those matters as part of the agenda for the annual meeting of shareholders.

Copies of the Dutch statutory annual accounts, the report of the Management Board, the full text of the proposed amendment to our articles of association (in the English and Dutch languages) and the list of nominees for the Supervisory Board will be available for inspection at our offices in the Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting. The proxy materials, including the aforementioned copies, will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 1:30 p.m. CEST and the meeting will begin at 2:30 p.m. CEST on May 18, 2017. Each shareholder desiring to attend MUST bring proof of share ownership as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 20, 2017, as described further in the proxy statement) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 20, 2017. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.
By Order of the Board of Supervisory Directors,
Jan Willem Sodderland
Supervisory Director

Amsterdam, the Netherlands
March 24, 2017

OTHER PROXY MATTERS	52

Information About Our 2018 Annual Meeting: Shareholder Proposals and Shareholder Access	52
The Right of Shareholders to Request a Shareholder Meeting	52
Shareholders Sharing the Same Address	52
Incorporation by Reference	52
Other Information	52

PROXY CARD	54

CORE LABORATORIES N.V.
Strawinskylaan 913
Tower A, Level 9
1077 XX Amsterdam
The Netherlands

PROXY STATEMENT

ABOUT THE 2017 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March 24, 2017 and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and desire to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. ("Core" or the "Company") for use at our 2017 annual meeting of shareholders to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, the Netherlands, on Thursday, May 18, 2017 at 2:30 p.m. CEST for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the United States Securities and Exchange Commission ("SEC"), we are making this proxy statement and our Annual Report on Form 10-K (the "Annual Report") available on the Internet. On or before April 10, 2017, in order to be able to comply with applicable electronic notification deadlines, we mailed a notice to those who were shareholders as of the close of business Eastern Daylight Time on March 17, 2017 containing instructions on how to access the proxy statement and Annual Report and vote on-line or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com. See the Section below on "WHO IS ENTITLED TO VOTE" for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board of Supervisory Directors, with the exception of item 10, which is a discussion item only:

1.
To re-elect two Class I Supervisory Directors to serve until our annual meeting in 2020 under the terms and conditions described within the proxy statement and until their successors shall have been duly elected and qualified;

2.
To amend Article 20, paragraph 5(ii), of our Articles of Association to allow for any future amendments to the Articles of Association which are proposed by the board of management and which proposal is approved by the board of supervisory directors, to be passed with an absolute majority of votes cast, without regard to the number of shares represented at the meeting;

3.	To appoint KPMG as our Company's independent registered public accountants for the year ending December 31, 2017;

4.
To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A section, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables;

5.
To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2016, following a discussion of our Dutch Report of the Management Board for that same period;

6.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 18, 2017;

7.
To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 18, 2018, and such repurchased shares may be used for any legal purpose;

8.
To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018;

9.
To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018; and

10.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2017 annual meeting to those shareholders who hold common shares at the close of business Eastern Daylight Time on March 17, 2017 in order to be able to comply with applicable electronic notification deadlines. As of March 17, 2017, there were 44,172,389 common shares outstanding. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting. Each outstanding common share (issued shares excluding common shares held by the Company) is entitled to one vote.

The March 17, 2017 date only determines who receives the electronic notice and does not determine who has the right to vote at the annual meeting. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 20, 2017. This latter date is considered to be the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code and only holders of shares (or other persons with voting rights with respect to shares) on such date are entitled to vote. Under Dutch law, this latter date must occur exactly twenty-eight (28) days before the date of the annual meeting.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.

Given the time of the meeting in The Netherlands, in order for your mailed or on-line vote or vote cast by phone to be counted, it must be received on or before 5:00 p.m. Eastern Daylight Time on Wednesday, May 17, 2017. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern Daylight Time on May 17, 2017. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 1:30 p.m. CEST and the meeting will begin at 2:30 p.m. CEST on May 18, 2017. Each shareholder desiring to attend MUST bring proof of share ownership as of the "day of registration" (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 20, 2017) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted "FOR" all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

Under Dutch law and our Articles of Association, there is no specific quorum requirement for our annual meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board, except that (i) in relation to agenda item no. 2, our Articles of Association require a two-thirds majority of the votes cast representing more than half of the issued share capital, and (ii) in relation to agenda item nos. 6 and 9, a two-thirds majority of the votes cast is required to approve the proposal in the event less than 50% of the issued share capital is present or represented at the meeting. Our Articles of Association prohibit shareholders from acting by written consent, unless such written consent is unanimous and Dutch law does not allow a written consent at a lesser percentage.

Dutch law and our Articles of Association provide that common shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. A "broker non-vote" occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange ("NYSE").

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail and also through the Internet. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses, which fee and expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners LLC may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES

Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 17, 2017, with respect to the common shares beneficially owned by:

•	each person known by us to own beneficially 5% or more of our outstanding common shares;

•	each Supervisory Director;

•	each nominee for election as Supervisory Director;

•	each of our named executive officers; and

•	all Supervisory Directors and executive officers as a group (all nine of the current Supervisory Directors own shares of Company stock).

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding (2)
Clearbridge Investments, LLC (3)	5,029,693	11%
WCM Investment Management (4)	3,950,985	9%
The Vanguard Group (5)	3,492,642	8%
David M. Demshur	333,010	*
Richard L. Bergmark	128,103	*
Monty L. Davis	106,152	*
Michael C. Kearney	13,046	*
Jan Willem Sodderland	2,974	*
Charles L. Dunlap	1,882	*
Margaret Ann van Kempen	1,419	*
Lucia van Geuns	617	*
Martha Z. Carnes	200	*
Michael Straughen	106	*
All Supervisory Directors and executive officers as a group	587,509	1%
* Represents less than 1%.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.

(2)	Based on 44,172,389 common shares outstanding as of March 17, 2017.

(3)
Based upon an Amendment No. 11 to Schedule 13G/A filed with the SEC on February 14, 2017, Clearbridge Investments, LLC is deemed to be the beneficial owner of 5,029,693 shares. Clearbridge Investments' current address is 620 8th Avenue, New York, NY 10018.

(4)
Based upon an Amendment No. 2 to Schedule 13G filed with the SEC on February 8, 2017, WCM Investment Management is deemed to be the beneficial owner of 3,950,985 shares. WCM Investment Management current address is 281 Brooks Street, Laguna Beach, California 92651.

(5)
Based upon an Amendment No. 4 to Schedule 13G/A filed with the SEC on February 19, 2017, The Vanguard Group is deemed to be the beneficial owner of 3,492,642 shares. Vanguard's current address is 100 Vanguard Blvd., Malvern, PA 19355.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Supervisory Directors, named executive officers and persons who own more than 10% of our common shares, among others, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the SEC and the NYSE. Such filers are required by SEC regulations to furnish us with copies of all such forms that they file.

Based solely on its review of reports and written representations that the Company has received, the Company believes that all required Section 16 reports were timely filed during 2016.

Equity Compensation Plan Information

We have two main incentive plans, our 2014 Long-Term Incentive Plan ("2014 LTIP"), and our 2014 Nonemployee Director Stock Incentive Plan ("2014 Director Plan"), both of which have been approved by our shareholders. The table below provides information regarding our equity compensation plans as of December 31, 2016.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
2014 LTIP	521,782	—	1,214,983
2014 Director Plan	23,832	—	551,058
Equity compensation plans not approved by our shareholders	—	—	—
Total	545,614	—	1,766,041

Performance Graph

The following performance graph compares the performance of our common shares to the Standard & Poor's 500 Index and the compensation peer group selected for 2017 (1) for the period beginning December 31, 2011 and ending December 31, 2016. The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2011 and that all dividends were reinvested. The shareholder return set forth below is not necessarily indicative of future performance. The following graph and related information shall not be deemed "soliciting material" or "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Core Laboratories specifically incorporates it by reference into such filing.

(1) The 2017 compensation peer group consists of the following companies: Atwood Oceanics Inc, Baker Hughes Inc, Carbo Ceramics Inc, Dril-Quip Inc, Fugro NV CVA, Helix Energy Solutions Group, Nabors Industries Ltd, Oceaneering Intl Inc, Oil States International Inc and RPC Inc, Superior Energy Services Inc, TechnipFMC plc, Weatherford International plc, Wood Group (John) plc. Forum Energy Technologies Inc and Frank's International NV were not included in this group as they were not public five years ago.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION

Board of Supervisory Directors

In 2011, the Company initiated steps to bring new membership to the Board of Supervisory Directors, with a plan of replacing one existing non-executive director who will have served for longer than ten years each year over the next few years (the "Succession Plan"). The Succession Plan will be completed as of the annual shareholder meeting this year, at which time the longest tenure of any non-executive director will be six years.

Set forth below as of March 17, 2017 is the Biographical information for our Supervisory Directors who will serve following the annual meeting and their respective committee assignments following the meeting, including individuals who have been nominated for reelection as Class I Supervisory Directors. You may vote for both of the nominees, for one of the nominees or for neither of the nominees.

Nominees for Class I Supervisory Directors (Term to Expire 2020)

David M. Demshur
• Chief Executive Officer and Supervisory Director
since initial public offering ("IPO") in 1995
• Chairman of Supervisory Board since May 2001
• Age: 61
Since joining our Company in 1979, Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to the present time. Mr. Demshur's extensive background with the Company and the diversity of experiences gained while in these leadership roles positions him to be an effective leader of our Company. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, the Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

Jan Willem Sodderland
• Supervisory Director since 2011
• Member of Audit Committee
• Age: 75
Mr. Sodderland began his career as an attorney. He was partner of NautaDutilh N.V. until 2006. In his practice, he has built up considerable experience in assisting and advising companies in complicated takeovers, mergers and joint-ventures. His legal practice and service on boards of companies has given him broad, diversified exposure to best practices for corporate governance. He currently serves as chairman on the board of MUFG Bank (Europe) N.V. (until recently known as Bank of Tokyo-Mitsubishi). It has its seat in Amsterdam.  MUFG Bank (Europe) is part of Mitsubishi UFJ Financial Group, Inc., one of the world's largest and most diversified financial groups. MUFG Bank (Europe) is in the process of integrating the Group's continental European branches, Amsterdam thus becoming the center of these banking activities. Amongst others, he is also on the board of Pathé Theatres B.V. and Pathé Holding B.V. Pathé is a theatre company, active in France, the Netherlands, Switzerland and Belgium and is part of a group also engaged in film production and distribution. Until 2016 he was on the board of Du Pont de Nemours (Nederland) B.V. Prior to his election to the Supervisory Board of the Company in 2011, Mr. Sodderland served as non-employee managing director and as non-employee director of other Dutch affiliates of the Company.

Continuing Class II Supervisory Directors (Term To Expire 2019)

Martha Z. Carnes

• Supervisory Director since 2016
• Chairman of Audit Committee
• Age: 56

Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a thirty-four year career with the firm. She was an Assurance Partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In these roles, she was responsible for leading the design and execution of the market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction. As an Assurance Partner, Ms. Carnes had vast experience with capital markets activities and was the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector. Ms. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Ms. Carnes is the Chairman of the Governing Board of The Greater Houston Community Foundation, and has chaired their Compensation, Strategy, and Finance & Administration Committees. She is also a member of the Board of Trustees at Texas Children’s Hospital where she serves on the Audit and Compliance; Operations, Planning and Development; and Risk Management and Insurance Committees. Her financial expertise and experience in working with and auditing public companies in the energy industry, and her operational experience at PwC, a professional services firm, allow her to provide important insight to the Company.

Charles L. Dunlap

•	Supervisory Director since 2013

•	Chairman of Nominating, Governance and Corporate Responsibility Committee

•	Age: 73

Mr. Dunlap formerly served as Chief Executive Officer and President of TransMontaigne, a terminaling and transportation company, and Chief Executive Officer of TransMontaigne Partners L.P., a publicly-traded master limited partnership, both based in Denver, Colorado until the end of 2014. Mr. Dunlap previously served as Chief Executive Officer and President of Pasadena Refining System, Inc. based in Houston, Texas from January 2005 to December 2008. From 2000 to 2004, Mr. Dunlap served as one of the founding partners of Strategic Advisors, L.L.C. a management consulting firm based in Baltimore, Maryland. Prior to that time, Mr. Dunlap served in various senior management and executive positions at various oil and gas companies including Crown Central Petroleum Corporation, Pacific Resources Inc., ARCO Petroleum Products Company and Clark Oil & Refining Corporation. Mr. Dunlap is a graduate of Rockhurst University, holds a Juris Doctor degree from Saint Louis University Law School and is a graduate of the Harvard Business School Advanced Management Program. Mr. Dunlap's extensive management experience in the oil and gas sector as well as his diverse educational background allow him to provide valuable insight on management and strategic issues.

Lucia van Geuns

• Supervisory Director since 2013
• Member of Nominating, Governance and Corporate Responsibility Committee
• Age: 61

In January 2015, Ms. van Geuns became a senior consultant in petroleum geosciences with The Netherlands Organization for Applied Scientific Research (“TNO”). Her research at TNO focuses on the impact of production optimization technology, international energy markets and energy transition. Prior to this, she was a Senior Fellow at the Clingendael International Energy Programme from 2003 to 2014, where she focused on the geopolitics and macro-economics of international energy markets and energy transition. In September 2013, she became the President of the Royal Geological and Mining Society of the Netherlands (KNGMG). She started her career in 1980 as a petroleum geologist at the Shell Research Laboratories for Royal Dutch Shell plc. in Rijswijk, after which she served for Brunei Shell Petroleum from 1983 to 1986. In her 22 years with Royal Dutch Shell she held many different technical and management positions, including manager of Geological Services in Rijswijk from 1989 to 1993 and leader of various exploration and production projects during the 1990s, including the large Camisea gas/ liquid project in Peru and field development planning in the Niger delta. She has a strong background in geoscience, petroleum engineering and economics & planning. She is a frequent speaker on energy market issues for various public and private stakeholders. Ms. van Geuns holds an MSc in Earth Sciences from the University of Leiden and is a member of various professional associations. Ms. van Geuns' background in geology, her extensive technical experience in international petroleum projects and her knowledge of petroleum economics provide a set of skills complementary to the other members of the Supervisory Board.

Michael Straughen

• Supervisory Director since 2016
• Chairman of Compensation Committee and member of the Audit Committee
• Age: 67

Following an extensive career in oilfield services, Mr. Straughen retired from executive office at the end of 2014 and now has various non-executive positions. He currently serves on the boards of Glacier, an Aberdeen based offshore services company; the Glasgow based Denholm Oilfield Services Group; and ASCO, an Aberdeen based logistics support group. He was also on the board of GMS PLC, an Abu Dhabi based but London listed, marine services company for three years until the end of 2016. Mr. Straughen’s last executive position was as an executive director of John Wood Group PLC, the UK’s leading oilfield services business, from 2007 to end 2014, where he served as Chief Executive of the Engineering Division, which had revenues of $1.8 billion and 10,000 employees. His responsibilities included P&L performance, HSSE, resourcing, customer relationships, strategy and growth. As an Executive Director of a publicly traded company, he also had responsibilities for corporate governance. From 1982 to 2007, he served in various roles, including as group managing director, with AMEC PLC, an international project management and engineering services provider. Mr. Straughen is a Chartered Engineer, has served on various industry bodies and is a mentor to small businesses. His extensive management experience in the oil and gas sector, as well as his diverse background, enable him to provide valuable insight on management, governance and strategic issues.

Continuing Class III Supervisory Directors (Term To Expire 2018)

Richard L. Bergmark

• Executive Vice President and Chief Financial Officer
• Supervisory Director since IPO in 1995
• Age: 63

From 1987 to 1994, our Company was operated as a division of Western Atlas. In 1991, Mr. Bergmark became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical, a division of Western Atlas. From our separation with Western Atlas in 1994 until 1999, he served as our Chief Financial Officer and Treasurer and in 1999 he was appointed Executive Vice President. He has substantial knowledge of the industry based upon his over 25 years with the Company and its predecessors and has extensive knowledge about the history of the Company, both of which are important for planning and management purposes. Furthermore, his understanding of the financial matters relating to the Company and our industry are of crucial importance to the Company. Mr. Bergmark, along with our Chief Executive Officer, has developed important contacts with others in the industry and has an excellent relationship with our shareholders.

Margaret Ann van Kempen

• Supervisory Director since 2012
• Member of Compensation Committee
• Age: 64

Ms. van Kempen has been the owner and managing partner of Van Kempen Public Relations & Public Affairs and Van Kempen Associates since 1997. She has extensive experience in strategic corporate communications and investor relations, with a focus on reputation and issue management. She has provided litigation PR and communications advice on a wide variety of issues in high profile cases in and outside The Netherlands. Her clients cover a range of sectors including banking, M&A, energy, telecommunications, information technology, professional services and fashion. From 1988 to 1995 she was Director European Affairs of Financial Times Television. Before that she worked in government and semi-government organizations including the Foreign Trade Agency of the Ministry of Economic Affairs. Ms. van Kempen's background in corporate communications and knowledge of strategic investor relations, including her knowledge of such matters in Europe, allow her to provide unique insight to the Company particularly in light of our dual listing on the Euronext Amsterdam Stock Exchange.

Non-Executive Supervisory Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Supervisory Directors in 2016. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors:

Supervisory Director Compensation
for Year Ended December 31, 2016

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
Martha Z. Carnes	35,500	158,892	194,392
Charles L. Dunlap	82,000	135,930	217,930
Lucia van Geuns	65,000	135,930	200,930
Michael C. Kearney	108,000	135,930	243,930
Margaret Ann van Kempen	75,000	135,930	210,930
D. John Ogren	57,500	135,930	193,430
Jan Willem Sodderland	67,000	135,930	202,930
Michael Straughen	51,500	147,170	198,670

(1)
The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based RSAP awards granted during 2016. This value was computed in accordance with FASB ASC Topic 718, formerly FAS 123(R), by discounting the share price on the date of grant by dividends expected to be paid during the term of the award. The RSAPs in 2016 were awarded to existing directors on April 1, 2016, and the same RSAP grant was awarded to Mr. Straughen and Ms. Carnes following their election to the Board on May 19, 2016 and upon the effective date they began their service on the Board.

(2)
Each of our non-executive Supervisory Directors who served any portion of 2016 still had the following aggregate number of restricted stock awards, granted in 2014, 2015 and 2016 outstanding as of December 31, 2016: Ms. Carnes 1,335; Mr. Dunlap, 3,527; Ms. van Geuns, 3,527; Mr. Kearney, 3,527; Ms. van Kempen, 3,527; Mr. Ogren, 3,527; Mr. Sodderland, 3,527; and Mr. Straughen, 1,335. None of our non-executive Supervisory Directors had any option awards outstanding as of December 31, 2016.

Retainer/Fees
Each non-executive Supervisory Director was paid the following amounts during fiscal 2016:

•	a base annual retainer, payable semiannually in arrears, in the amount of $55,000;

•	an additional annual retainer for the following positions:

◦	for our Lead Director, an additional $20,000;

◦	for our Audit Committee chairman, an additional $25,000;

◦	for our Compensation Committee chairman, an additional $20,000;

◦	for our Nominating, Governance and Corporate Responsibility Committee ("NGCR Committee") chairman, an additional $9,000;

•	$2,000 per meeting of the Supervisory Board at which the individual is present in person;

•	$2,000 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

Equity-Based Compensation
Effective April 1, 2013, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2013, in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2013, rounded upwards to the nearest whole share for a total of 1,088 shares each. The restricted shares vested, without performance criteria, at the end of a three-year vesting period that began on April 1, 2013 and ended on March 31, 2016.

Effective April 1, 2014, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2014 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2014, rounded upwards to the nearest whole share for a total of 756 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2014 and will end on March 31, 2017.

Effective April 1, 2015, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2015 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2015, rounded upwards to the nearest whole share for a total of 1,436 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2015 and will end on March 31, 2018.

Effective April 1, 2016, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2016 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2016, rounded upwards to the nearest whole share for a total of 1,335 shares each. The restricted shares will vest, without performance criteria, at the end of a three-year vesting period that began on April 1, 2016 and will end on April 1, 2019.

For all pending awards, at the time they were approved by the Compensation Committee and the Supervisory Board, they required the recipient's continued service as a director (other than for death or disability) to the time of vesting for the recipient to receive the shares that otherwise vested. In the event of an award recipient's death or disability prior to the last day of these vesting periods, his or her restricted shares would vest as described above. As originally provided, if an award recipient's service with us terminated (other than for death or disability) prior to the last day of these vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2014 Director Plan) prior to the last day of these vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted shares will vest as of the effective date of such change in control.

On March 2, 2011, the Supervisory Board approved the Succession Plan, which was filed on Form 8-K on March 7, 2011, whereby one non-executive Supervisory Director would be replaced per year over a period of six years to allow new members to join the Supervisory Board. Consequently, the Compensation Committee and Supervisory Board took action to adjust the award agreements to equitably take into account the fact that (1) the Company was initiating the change in non-executive Supervisory Directors and (2) the members being rotated off of the Supervisory Board pursuant to the Succession Plan did not have a choice about remaining in service as a Supervisory Director to achieve full vesting of all currently awarded grants. As of the 2017 annual meeting, the Succession Plan will be completed, at which time the longest tenure of any non-executive director will be six years.

Minimum Stock Ownership by Non-Executive Supervisory Directors
The Compensation Committee has established a requirement that non-executive Supervisory Directors must maintain equity ownership of Company stock, using the average price of the stock over the immediate preceding five years, in the minimum amount of five times the annual base retainer for the previous year, and will be allowed five years to achieve that minimum equity ownership level. All current Supervisory Directors are in compliance with the Compensation Committee's requirements.

Policy against Insider Trading
The Company has a written policy against Insider Trading that is applicable to all Supervisory Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, cap arrangements, or placing the stock on margin; etc.) is not allowed at any time.

2017 Non-Executive Supervisory Director Compensation
Each non-executive Supervisory Director serving in 2017 shall receive the same level of cash compensation in 2017 as received by Supervisory Board members in 2016 and described above under “Retainer/Fees" on page 12 of this proxy statement.

In addition, effective on April 1, 2017, we will award each of our non-executive Supervisory Directors serving in 2017, an amount of restricted shares equal to $150,000 based on the closing price of the Company's stock on March 31, 2017, rounded upwards to the nearest whole share, as we have done in the past. However, for 2017, based upon the recommendation of our outside compensation consultant, the restricted shares will vest, without performance criteria, at the end of a one-year, rather than a three-year, vesting period that will begin on April 1, 2017 and will end on April 1, 2018. This award will be subject to an agreement to be signed by each recipient.

Board Membership

The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company's Articles of Association. Under Dutch law, the Supervisory Board's duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of nine Supervisory Directors in three classes, though when Mr. Kearney retires from the Supervisory Board at the conclusion of the Annual Meeting in 2017, we will revert to having eight Supervisory Directors in the three classes. The Supervisory Directors are expected to exercise oversight of management with the Company's interests in mind.

The Management Board's sole member is CLIBV. As a Managing Director, CLIBV's duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.

Board Structure

Mr. Demshur serves as the Company's Chief Executive Officer and as Chairman of the Supervisory Board ("Chairman of the Board"). Given the size of the Company, we believe our shareholders are well served by having Mr. Demshur hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Mr. Kearney has served as our Lead Director since the 2016 annual meeting. Upon his retirement from the Supervisory Board at the conclusion of the 2017 annual meeting, the Supervisory Board will appoint a new Lead Director at the Supervisory Board meeting held immediately following the 2017 annual meeting. The Supervisory Board has already designated Mr. Sodderland to serve as the new Lead Director, effective upon the conclusion of the 2017 annual meeting. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman of the Board.

In its role in the risk oversight of the Company, the Supervisory Board oversees our shareholders' interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Supervisory Board is actively involved in overseeing risk management for the Company, and each of our Supervisory Board committees considers the risks within its areas of responsibilities. The Supervisory Board and each of our Supervisory Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Supervisory Director Independence

In connection with determining the independence of each Supervisory Director of the Company, the Supervisory Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code, as currently amended (the "Dutch Code"). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. With regard to Messrs. Dunlap and Straughen and Mmes. Carnes, van Geuns and van Kempen, none have ever held any position with the Company or any of its affiliates apart from their service on the Supervisory Board and its committees. With regard to Mr. Sodderland, he served as a non-employee managing director of CLIBV, an affiliate of the Company, until his election to the Supervisory Board of the Company in May 2011, at which time he resigned from that position with CLIBV and his position as a non-employee director of other Dutch affiliates of the Company. He has qualified as independent under the NYSE Listed Company Manual section 303A.02 since 2014 and will be deemed to be independent under the Dutch Code upon his re-appointment in 2017. Ms. Carnes qualifies as independent under the NYSE Listed Company Manual section 303A.02.

As a result of this review, after finding no material transactions or relationships among the following Supervisory Directors and the Company, the Supervisory Board affirmatively determined that each of Messrs. Dunlap, Sodderland and Straughen as well as Mmes. Carnes, van Geuns, and van Kempen are independent under the applicable standards described above.

Supervisory Board Meetings

The Supervisory Board held four meetings in 2016. All Supervisory Directors participated in 100% of the 2016 Supervisory Board meetings. All Supervisory Directors participated in 100% of the meetings in 2016 of all committees on which he or she serves. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to the Company, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. In 2016, all Supervisory Directors attended the annual shareholder meeting and we expect each of our Supervisory Directors to attend our 2017 annual meeting as our current policy and Articles of Association impose an obligation upon the Supervisory Directors to attend the annual meeting.

Our non-executive Supervisory Directors meet separately in executive session without any members of management present. The Lead Director is the presiding Supervisory Director at each such session. If any of our non-executive Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Supervisory Board

The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below. Each Supervisory Director who is at the time "independent" and who has never served as a director of any affiliate of the Company may be considered for Committee assignment at any time during their term, as determined by the Supervisory Board. Any Supervisory Director who is at the time "independent", but who has previously served as a director of any affiliate of the Company, may be considered for Committee assignment, as determined by the Supervisory Board, at the earlier of: (a) five years after they last served as an affiliate director or (b) they are not classified as "non-independent" at the time of their nomination and election.

Audit Committee
The current members of the Audit Committee are Messrs. Kearney (Chairman), Sodderland and Mrs. Carnes. For 2017, Mr. Kearney will be retiring from the Audit Committee upon his retirement from the Supervisory Board effective at the conclusion of the 2017 annual meeting. The Supervisory Board plans to appoint Ms. Carnes to serve as chairman and to re-appoint Mr. Sodderland and to appoint Mr. Straughen.

The Audit Committee's principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mr. Kearney and Ms. Carnes qualify as audit committee financial experts under the rules promulgated pursuant to the Exchange Act. The Audit Committee held five meetings in 2016. A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/cr/governance. See "Audit Committee Report" below.

Compensation Committee
The current members of the Compensation Committee are Mr. Straughen (Chairman) and Ms. van Kempen. The Supervisory Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRS Code"). For 2017, the Supervisory Board is not expecting any additional changes to the membership of the Compensation Committee.

The Compensation Committee's principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. The Compensation Committee also regularly discusses a succession plan for the Chief Executive Officer and other senior executive management. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the Supervisory Board for approval to review and approve awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held five meetings in 2016.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of the work and the fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires. In 2016, the Compensation Committee engaged Pearl Meyer to perform a full executive compensation survey for 2017 executive and non-executive supervisory director compensation.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company's website at http://www.corelab.com/cr/governance. See "Compensation Committee Report" below.

Nominating, Governance and Corporate Responsibility Committee
The current members of the NGCR Committee are Mr. Dunlap (Chairman) and Mme. van Geuns. For 2017, the Supervisory Board plans to re-appoint Mr. Dunlap as chairman and Mme. van Geuns to serve on the NGCR Committee following the 2017 annual meeting.

The NGCR Committee's principal functions, which are discussed in detail in its charter, include:

•	recommending candidates to the Supervisory Board for election as Supervisory Directors;

•	recommending candidates to the Supervisory Board for appointment to the Supervisory Board's committees;

•	reviewing and overseeing compliance with the Company's corporate governance and social responsibility policies; and

•	leading the Supervisory Board in its annual review of the performance of the Supervisory Board, its committees and management.

Each member of the NGCR Committee is independent as defined by the corporate governance standards of the NYSE. The NGCR Committee held one meeting in 2016.

The NGCR Committee operates under a written charter, which was updated in February 2014. A copy of the NGCR Committee Charter may be found on the Company's website at http://www.corelab.com/cr/governance.

Qualifications of Supervisory Directors

The NGCR Committee has the responsibility to make recommendations to the Board of Supervisory Directors of candidates for the Supervisory Board that the NGCR Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the NGCR Committee considers, among other factors, the person's reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Supervisory Board as a whole so that the members of our Supervisory Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Supervisory Directors should be excellent representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Supervisory Board. In the case of current Supervisory Directors being considered for re-nomination, the NGCR Committee will also take into account the Supervisory Director's tenure as a member of our Supervisory Board; the Supervisory Director's history of attendance at meetings of the Supervisory Board and committees thereof; the Supervisory Director's preparation for and participation in all meetings; and the Supervisory Director's contributions and performance as a member of the Supervisory Board.

Six of the eight members of the Supervisory Board who will serve following the 2017 annual meeting, assuming the re-election of Mr. Sodderland. are considered independent under applicable SEC, NYSE and Dutch Code standards. For this year's annual meeting and election, the NGCR Committee believes the candidates possess the characteristics outlined above and bring to the Supervisory Board valuable skills that enhance the Supervisory Board's ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Supervisory Board members and of this year's nominees are contained in the biographical information section beginning on page 8 of this proxy statement.

Supervisory Director Nomination Process

The NGCR Committee, the Chairman of the Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new Supervisory Board member that meets specific criteria or to fill a vacancy on the Supervisory Board. The NGCR Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The NGCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below:

•If a new Supervisory Board member is to be considered, the NGCR Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the NGCR Committee, which ranks the candidates. Members of the NGCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s);
•Shareholders seeking to recommend Supervisory Director candidates for consideration by the NGCR Committee may do so by writing to the Company's Secretary at the address indicated on page 5 of this proxy statement, giving the recommended candidate's name, biographical data and qualifications. The NGCR Committee will consider all candidates submitted by shareholders within the time period specified under "Other Proxy Matters - Information About Our 2018 Annual Meeting; Shareholder Proposals and Shareholder Access" below;
•The NGCR Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above; and
•The nominee(s) are nominated by the Supervisory Board.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Supervisory Directors and named executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our Supervisory Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;

•	the business advantage the Company would gain by engaging in the transaction; and

•	an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2016 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2016, no named executive officer served as:

•
a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;

•
a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file Annual Accounts and Semi-Annual Accounts with the Dutch regulator, the Autoriteit Financiële Markten ("AFM").

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC and/or AFM rules. Materials we file with the SEC may also be read and copied at the SEC's Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Dutch Corporate Governance Code

The Dutch Corporate Governance Code contains principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by "best practice" provisions. Listed Dutch N.V. companies are required to disclose in their annual report how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management Board regularly monitors the Dutch Code and generally agrees with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in the Netherlands, located at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam and on our Internet site at www.corelab.com for a discussion of our compliance with the Dutch Code.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Supervisory Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and Committee charters for the Audit, Compensation, and NGCR Committees of the Supervisory Board. The corporate governance page can be found at http://www.corelab.com/cr/governance.

The actions we are taking regarding corporate responsibility, are posted on our website, and specifically in our 2016 Annual Sustainability Report, under the "Corporate Responsibility" link at http://www.corelab.com/cr/.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program as it relates to our Named Executive Officers ("NEOs") listed below. This CD&A also summarizes the Compensation Committee's process for making pay decisions, as well as its rationale for specific decisions related to the 2016 performance year.

NEO	Position
David M. Demshur	President and Chief Executive Officer
Richard L. Bergmark	Executive Vice President and Chief Financial Officer
Monty L. Davis	Senior Vice President and Chief Operating Officer

Executive Summary

2016 Business Achievements
During our over 21 years as a publicly traded company, we have posted an annualized compounded shareholder return of 19.6%, according to Bloomberg Financial, compared to the S&P 500, which was up 8.2% compounded annually over that period. Based on Bloomberg's calculations using the latest comparable data available, our return on invested capital ("ROIC") was the highest of the Bloomberg Oil and Gas Services Comp Group ("Comp Group"). Moreover, our ROIC exceeded the Comp Group average ROIC by approximately 26.9% percentage points. See "Ownership of Securities - Performance Graph" described and shown on page 7 of this proxy statement by a graph comparing our five-year cumulative total return to the S&P 500 Index and a select group of our peers.

Compensation Actions
During 2016-2017 our Executive Compensation decisions included:

•
Increasing base salaries of the NEOs by 3% on average for 2017, but postponing those increases until the energy industry improves and until our other employees are eligible to receive a merit increase;

•	Awarding annual cash incentive compensation for 2016 performance at 84.1% of the maximum for the NEOs, though the NEOs have decided to decline payment due to market conditions; and

•	Awarding NEOs only performance share award program ("PSAP") equity for 2016 and 2017.

2016 "Say-on-Pay" / Shareholder Engagement
Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also take into account the feedback we receive from our major shareholders, which we solicit in various ways throughout the year. At the 2016 annual meeting, 98.6% of the votes cast supported our executive compensation program.

Best Compensation Governance Practices & Policies
Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives' interests with those of our shareholders:

WHAT WE DO		WHAT WE DO NOT DO
✓	Significant emphasis on performance-based, "at-risk" compensation	✗	Non-performance based incentive awards
✓	Incentive awards that are based on both absolute and relative performance results	✗	No hedging transactions by executive officers or directors
✓	Grant equity awards based on performance and vest those equity awards over three years to promote retention	✗	No significant perquisites
✓	Independent compensation consultant	✗	No "single trigger" change in control cash severance benefits
✓	Share ownership guidelines (for executives and directors)	✗	Core Lab stock may not be margined

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives
Our executive compensation program is designed to create strong financial incentive for our NEOs to maximize ROIC, as well as other financial metrics, which we believe leads to an increase in shareholder value. Our compensation philosophy is driven by the following guiding principles and objectives:

Guiding Principle	Objective
Pay for Performance	Drive performance relative to our financial goals which are designed to achieve shareholder returns and long-term value for our owners
Competitiveness	Provide compensation at levels that will attract, motivate, and retain highly-qualified executives who are focused on the long-term best interests of our shareholders
Stakeholder Alignment	Reinforce a culture of ownership and long-term commitment to shareholder value creation

The Core Elements of Compensation
The core elements of executive compensation are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the oilfield services industry and other service-based industries, and enables the Company to attract and retain critical executive talent	• Based on job scope, level of responsibilities, experience, tenure and market levels
Annual Cash Incentive Plan	Cash (Variable)	Focuses executives on achieving annual financial and operational goals that drive long-term stockholder value
• Payouts: 0% to 200% of target, based on results against pre-established, relative and absolute goals
• Financial Metrics: Revenue, Operating Margin and Earnings Per Share (EPS)
• Non-Financial Metrics: Combined Safety and Environmental, Social and Governance (ESG)

Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive value creation and support the Company's retention strategy	• Awards vest based on performance achievements relative to Comp Group for the performance period (see page 27) • Financial Metrics: Return on Invested Capital (ROIC)

Pay Mix
The charts below show the target compensation of our CEO and our two other NEOs for fiscal 2016. These charts illustrate that a majority of NEO compensation is performance-based and variable (87% for our CEO and an average of 81% for our other NEOs). We view each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other. The weighting of these compensation components is consistent with the market and puts a material, significant portion of the executives' total direct compensation "at risk" if Company performance declines.

The Role of the Compensation Committee
Our Compensation Committee's principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors.

The Compensation Committee generally focuses on compensation structures designed to reflect the normal market range (between the 25th to 75th percentiles), which gives the Compensation Committee the ability to set compensation that reflects Company and individual performance. We believe that maintaining compensation in the normal market range of our peer group minimizes competitive disadvantage while at the same time fairly compensating our NEOs for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual's career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive's total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short- and long-term. Only executives with performance exceeding established targets may significantly exceed the market median in total compensation due to incentive compensation.

The Role of Management
Our CEO provides recommendations to the Compensation Committee in its evaluation of our NEOs, including recommendations of individual cash and equity compensation levels for each of the NEOs. Mr. Demshur relies on his personal experience serving in the capacity of CEO with respect to evaluating the contribution of our other NEOs, as well as publicly- available information for comparable compensation guidance as the basis for his recommendations to the Compensation Committee. Mr. Demshur does not participate in discussions regarding his own pay.

The Role of the Independent Compensation Consultant
Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The Compensation Committee historically retained Frost HR Consulting ("Frost") to advise regarding analysis of long-term equity award levels as a percentage of base salary, although the Compensation Committee retains the ultimate discretion to determine all levels of compensation. During 2015, the Compensation Committee again engaged Frost to provide information on appropriate executive compensation levels for 2016. In 2015 - 2016, Frost HR Consulting exited the executive compensation advisory business; therefore the Compensation Committee needed to engage a new consultant. After considering several candidate firms, in the third quarter of 2016, the Compensation Committee engaged Pearl Meyer & Partners, LLC ("Pearl Meyer") to provide information on pay levels and program design for 2017. Pearl Meyer has reported to and acted at the direction of the Compensation Committee. In connection with its engagement of both Frost and Pearl Meyer, based on the information presented to it, the Compensation Committee assessed the independence of Frost and Pearl Meyer pursuant to applicable SEC and NYSE rules and concluded that neither firm’s work for the Compensation Committee raised any conflict of interest for 2016.

The Role of Market Compensation Analysis
The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For January 2016 executive compensation recommendations, the Compensation Committee reviewed and considered Frost's evaluation and analysis of the following sources: Mercer Energy Sector Survey Report 2015, Towers Watson Top Management Compensation Survey 2015, and Frost HR Consulting Oilfield Manufacturing and Services Industry Executive Compensation Survey 2015.

In addition, the Compensation Committee reviewed proxy statement data from a peer group of companies (see below). These analyses were used to determine the NEOs' base salary for 2016, annual incentive targets and long-term equity awards (100% performance-based). During 2016, Pearl Meyer conducted another full survey, which was used for 2017 pay recommendations.

Selecting the Peer Group
The Compensation Committee, with the assistance of Pearl Meyer, developed a peer group of companies to be used for compensation comparison purposes. The peer group consists of publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations. The following companies comprise our compensation peer group for NEO compensation for 2016:

Atwood Oceanics, Inc.	FMC Technologies Inc.	Oceaneering International, Inc.
Cameron International Corp.	Forum Energy Technologies	Oil States International, Inc.
CARBO Ceramics, Inc.	Helix Energy Solutions Group, Inc.	RPC, Inc.
Dresser-Rand Group, Inc.	Nabors Industries Ltd	Superior Energy Services, Inc.
Dril-Quip, Inc.

In addition, the Compensation Committee reviews the incentive trends at three companies of interest:

Fugro NV	John Wood Group plc	Weatherford International plc

The Compensation Committee also periodically reviews the composition of our compensation peer group, the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate compensation levels for our NEOs.

Based on the recommendation of our compensation consultant, Pearl Meyer, the Compensation Committee has revised the Peer Group for 2017 to the following:

Atwood Oceanics, Inc.	Helix Energy Solutions Group, Inc.	Superior Energy Services, Inc.
Baker Hughes Inc.	Nabors Industries Ltd	Technip FMC plc
CARBO Ceramics, Inc.	Oceaneering International, Inc.	Weatherford International plc
Dril-Quip, Inc.	Oil States International, Inc.	Wood Group (John) plc
Fugro NV - CVA	RPC, Inc.

In addition, the Compensation Committee will review the incentive trends at the following company of interest:

Schlumberger N.V.

2016 Compensation Program Details

Base Salary
Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target base salaries to result in annual salaries in the normal market range of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:
•the individual's experience and background;
•the individual's performance during the prior year;
•the benchmark salary data;
•the general movement of salaries in the marketplace; and
•our financial and operating results.

As a result of these factors, a particular executive's base salary may be above or below the median at any point in time. For the years ended December 31, 2016 and December 31, 2015, Messrs. Demshur, Bergmark and Davis had base salaries as follows, and the Compensation Committee has approved the following base salaries for the year ending December 31, 2017; however, in consideration of the economy, their salaries will remain at the 2016 level at this time, until such time as employees are awarded merit increases in their base salaries:

Name of Executive	2017 ($)	2016 ($)	2015 ($)
David Demshur	979,479	950,950	950,950
Richard Bergmark	523,881	508,622	508,622
Monty Davis	523,881	508,622	508,622

Annual Cash Incentives
All of our NEOs participate in our annual cash incentive plan. Under this plan, each NEO is assigned a target and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our NEOs for 2016 and 2017 is set forth below:

		Award Percentages
Name of Executive	Title	Target		Maximum
David M. Demshur	President and Chief Executive Officer	110%	-	220%
Richard L. Bergmark	Executive Vice President and Chief Financial Officer	75%	-	150%
Monty L. Davis	Senior Vice President and Chief Operating Officer	75%	-	150%

The maximum award opportunity is established as a percentage of salary for each NEO based upon a review of the competitive data for that officer's position, level of responsibility and ability to impact our financial success. The Compensation Committee designs these awards so that cash incentive compensation will approximate the market range when individual and corporate strategic objectives are achieved and will exceed the market median when performance plans are exceeded. Annual incentive awards are designed to put a significant portion of total compensation at risk. NEOs are eligible for an incentive cash award to the extent that the Company achieves certain relative and absolute performance goals.

The Compensation Committee has set performance goals that are consistent with the Company's business strategy and focus on creating long-term shareholder value. Performance is assessed based on the achievement of specific financial measures, safety metrics, operating objectives, and environmental, social and governance objectives. The Compensation Committee also considers individual contributions to performance results.

Relative Performance
Relative performance accounts for 75% of the potential annual cash incentive award and is based on the achievement of three different financial performance metrics as compared to the Comp Group:

Metric	Description	Weighting
Revenue	Compare the change in the Company's 2016 revenue vs. its 2015 revenue to the Comp Group's change in revenue over the same period	25%
Operating Margin	Compare the change in the Company's 2016 margins vs. its 2015 margins to the Comp Group's change in margins over the same period	25%
EPS	Compare the change in the Company's 2016 EPS vs. its 2015 EPS to the Comp Group's change in EPS over the same period	25%

Relative performance is assessed after the end of the year. Bloomberg data is analyzed on a trailing four-quarter period for the Comp Group as published by Bloomberg for the period ending with the third quarter 2016. This data is used to determine the Company’s performance as a percentile of the Comp Group for each metric, which is then ranked. A ranking at the top of the list will be assigned a ranking of being in the 100th percentile.

For each metric, the NEOs can achieve a maximum score of 25 and a minimum score of 12.5 for a ranking between the 100th and the 50th percentiles, respectively. For example, if the Company’s ranking for change in revenue compared to the Comp Group’s change in revenue is at the 75th percentile level, then the revenue metric would receive a score of 18.75. Scores will be extrapolated on a straight-line basis from the 50th percentile to the 100th percentile. A score of zero will be applied to any ranking below the 50th percentile.

For 2016, our relative performance results were as follows:

Metric	Weighting	Ranking	Score
Revenue	25%	73rd percentile	18.18
Operating Margin	25%	82nd percentile	20.45
EPS	25%	82nd percentile	20.45
Total Score			59.08

Absolute Performance
Absolute performance accounts for 25% of the annual incentive award. The Compensation Committee evaluates the Company’s progress in improving on a collective basis, year-over-year, in the areas of safety and ESG. The Compensation Committee will base its determination primarily on relevant objective third-party reports and may award up to 25% of the maximum bonus possible depending on the Company’s overall improvement in these areas. If the Compensation Committee determines that overall the Company’s performance at the end of a year, on a year-over-year basis, has declined, it may award as little as zero (0) bonus for this metric. For 2016, the Compensation Committee awarded 25% of the maximum bonus amount for absolute performance.

2016 Results
Based on the financial performance results and individual achievements, the Compensation Committee approved the following annual incentive awards, though the NEOs have decided to decline payment due to market conditions:

	Award Percentages		Award Payouts ($)
Name of Executive	Target	Actual	Target	Actual
David M. Demshur	110% - 185%		1,046,100	1,759,122
Richard L. Bergmark	75% - 126%		381,450	641,446
Monty L. Davis	75% - 126%		381,450	641,446

Equity Incentive Compensation
We currently administer long-term incentive compensation awards through our LTIP. Under the LTIP, our NEOs are eligible for performance-based restricted shares.

Our Compensation Committee, based on recommendations from our CEO, determines the amount of each NEO's grant by periodically reviewing competitive market data and each NEO's long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to an NEO. The Compensation Committee considers the foregoing factors together and determines the appropriate magnitude of the award.

Restricted performance shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives. Starting with the 2017 award, the restricted performance shares will vest only upon the Company's ROIC being in the top 50th percentile of ROIC among a Bloomberg Peer Group of comparably sized companies ("Bloomberg Peer Group"), which peer group we use in the current incentive plan, 100% of the award will vest if the Company is in the top 75th percentile of ROIC of the Bloomberg Peer Group and 150% percent of the award will vest if the Company is in the top 100th percentile (the top performing company) of the Bloomberg Peer Group. The award will be extrapolated on a straight line basis from the 50th percentile to the 100th percentile. If the minimum criterion is not met, then no shares shall vest and the award shall be forfeited.

Performance Share Award Program ("PSAP")
Under the PSAP, our NEOs are awarded rights to receive a pre-determined number of common shares if certain performance targets are met, as defined in the applicable agreements for the respective three-year period. Awards vest at the end of each three-year performance period (January 1 - last NYSE trading day of the calendar year).

The following table outlines the total PSAP awards granted in 2014, 2015, 2016 and 2017, at the discretion of the Compensation Committee:

Date of Grant	Total Number of PSAP Awards Granted to NEOs	Annual Grant Guidelines	Performance Period
February 10, 2014	35,948	CEO: 4 x 2013 base salary	January 1, 2014 to
		Other NEOs: 3 x 2013 base salary	December 30, 2016
February 16, 2015	79,455	CEO: 5 x 2014 base salary	January 1, 2015 to
		Other NEOs: 3.75 x 2014 base salary	December 29, 2017
February 16, 2016	95,515	CEO: 5 x 2015 base salary	January 1, 2016 to
		Other NEOs: 3.75 x 2015 base salary	December 31, 2018
February 14, 2017	71,008	CEO: 5 x 2016 base salary	January 1, 2017 to
		Other NEOs: 3.75 x 2016 base salary	December 31, 2019

2016 PSAP Awards
On February 16, 2016, we made grants of 122,515 restricted performance shares to our named executive officers and others at the discretion of the Chief Executive Officer for 2016. Subject to continued employment with us, rights conferred by an employment agreement or the award agreement, or upon death or disability, these awards vest at the end of a three-year performance period that began on January 1, 2016 and ends on the last NYSE trading day in 2018, December 31, 2018. In 2016, the award to the three named executives is as follows:

The amount of performance based equity incentive compensation awarded to Mr. Demshur was five times his 2015 base salary of $951,000 (a total of $4,755,241) divided by the closing price of the Company's stock on January 25, 2016, rounded upward to the nearest whole share that is divisible by five, for a total award of 52,995 restricted performance shares. The amount awarded to Messrs. Bergmark and Davis was three and three quarters times their 2015 base salary of $508,600 (a total of $1,907,406) divided by the closing price of the Company's stock on January 25, 2016, rounded upward to the nearest whole share that is divisible by five, for a total award of 21,260 restricted performance shares to each. Subject to continued employment with us, rights conferred by an employment agreement or the award agreement, or upon death or disability, 80% of the award will vest only if the Company’s ROIC is in the top decile of the Comp Group as shown by data published by Bloomberg upon the close of the market on the last day of the 2016 Performance Period. If that criterion is not met, then no shares shall vest and the award shall be forfeited. If, in addition to the Company being in the top decile of the Comp Group, the Company is the top performing company for ROIC among the Comp Group at the end of the 2016 Performance Period as shown by data published by Bloomberg, then the remaining 20% of the award shall fully vest. If this additional criterion is not met, then the 20% portion of the award shall be forfeited and none of those shares shall vest.

For clarity, the award to the named executive officers is as follows:

Name of Executive	Amount of Award Subject to Top Decile Vesting Requirement for 80% of the Award (in Shares)	Amount of Award Subject to Top Performer Vesting Requirement for 20% of the Award (in Shares)	Total Award of 100% (in Shares)
David Demshur	42,396	10,599	52,995
Richard Bergmark	17,008	4,252	21,260
Monty Davis	17,008	4,252	21,260

These award guidelines reflect the market range for long-term incentive awards if the performance measure is met.

The restricted performance shares for the 2014, 2015 and 2016 performance periods are unvested and may not be sold, assigned, pledged, hedged, margined or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. In the event of a change in control (as defined in the LTIP) prior to the last day of the performance period, all of the award recipient's restricted performance shares will vest as of the effective date of such change in control.

2017 PSAP Awards
On February 14, 2017, we made grants of 71,008 restricted performance shares to our NEOs for 2017. The three-year performance period began on January 1, 2017 and ends on the last NYSE trading day in 2019, December 31, 2019. In 2017, the awards were as follows:

Name of Executive	Total Award (in Shares)	Amount to vest if CLB in Top 50% of ROIC at end of 2017 Performance Period (in Shares)	Additional amount to vest if CLB in Top 25% of ROIC at end of 2017 Performance Period (in Shares)	Additional amount to vest if CLB is Top Performer of ROIC at end of 2017 Performance Period (in Shares)	Maximum possible award of 150% (in shares)
David Demshur	39,400	19,700	19,700	19,700	59,100
Richard Bergmark	15,804	7,902	7,902	7,902	23,706
Monty Davis	15,804	7,902	7,902	7,902	23,706

The amount awarded to Mr. Demshur was five times his 2016 base salary of $951,000 (a total of $4,755,000 divided by the closing price of the Company's stock on January 23, 2017, rounded upward to the nearest whole share that is divisible by two, for a total award of 39,400 restricted performance shares. The amount awarded to Messrs. Bergmark and Davis was 3.75 times their 2016 base salary of $508,600 (a total of $1,907,250) divided by the closing price of the Company's stock on January 23, 2017, rounded upward to the nearest whole share that is divisible by two, for a total award of 15,804 restricted performance shares.

For these NEOs, 50% of the awards will vest at the end of the 2017 Performance Period, if at all, if the Company is in the top 50th percentile of ROIC among a Bloomberg Peer Group, which is the peer group we use in the current incentive plan, 100% of the award will vest if the Company is in the top 75th percentile of ROIC of the Bloomberg Peer Group and 150% percent of the award will vest if the Company is in the top 100th percentile (the top performing company) of the Bloomberg Peer Group. The award will be extrapolated on a straight line basis from the 50th percentile to the 100th percentile. These award guidelines reflect the market range for long-term incentive awards if the performance measure is met. If the minimum criterion is not met, then no shares shall vest and the award shall be forfeited.

The restricted performance shares for the 2015, 2016 and 2017 performance periods are unvested and may not be sold, assigned, pledged, hedged, margined or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. In the event of a change in control (as defined in the LTIP) prior to the last day of the performance period, all of the award recipient's restricted performance shares will vest as of the effective date of such change in control.

Executive Compensation Policies

Stock Ownership Requirements
In 2010, the Compensation Committee approved stock ownership requirements for the CEO to own our common shares equal in value to at least 5 times his annual base salary and for the CFO and COO to own common shares equal in value to at least 3 times their annual base salary. Alignment with shareholder interests is reflected in current stock ownership among the NEOs, the value of which ranges from approximately 23 to 37 times annual base salary based on the closing price of the Company's stock on December 31, 2016, as reflected in the beneficial ownership table provided in "Ownership of Securities - Security Ownership by Certain Beneficial Owners and Management." They reflect a significant personal investment in us by the same executives responsible for determining the future success of the organization and the return to shareholders.

Securities Trading Policy
We prohibit officers and certain other managers from trading our securities on the basis of material, non-public information or "tipping" others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If the manager does not have inside information that is material to the business, the officer or manager may trade immediately following quarterly earnings press releases during an Allowed Trading Window. Any exceptions must be requested in writing and signed by one of the following persons: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel. Core Lab stock may not be margined and any derivative transaction which effectively shifts the economic risk of ownership to a third party is not allowed at any time by these officers and certain other managers unless approved by the Compensation Committee.

Health and Welfare Benefits
We offer a standard range of health and welfare benefits to all employees, including our NEOs. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our NEOs.

401(k)
We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the IRS Code. We provide safe harbor matching contributions under this plan up to the first 4% of the participant's compensation and may make additional discretionary contributions. For plan year 2016, due to the severe oil and gas sector downturn, we determined that we would not make a discretionary contribution to the Profit Sharing Plans for any eligible employee, including our NEOs.

Deferred Compensation Plan
Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including all NEOs, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

The employer matching contributions vest at a rate of 20% per year over a period of 5 years if made on or before December 31, 2015. Employer matching contributions made on or after January 1, 2016 are 100% vested. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a change in control. Employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time.

Supplemental Executive Retirement Plans
In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted the Core Laboratories Supplemental Executive Retirement Plan, as amended, referred to as the "Group SERP". This plan was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers' designated beneficiaries as a reward for the NEOs' prior contributions and future efforts to our success and growth. David Demshur and Richard Bergmark participate in the Group SERP. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Group SERP" for more information about the Group SERP.

In 1999, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan, as amended, for Monty L. Davis, which is referred to as the "Individual SERP." The terms of the Individual SERP are similar to that of the Group SERP except that the amount of the retirement benefit is determined using a formula that takes into consideration the participant's compensation, years of employment, and a five-year vesting schedule. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - Individual SERP" for more information about the Individual SERP.

Other Perquisites and Personal Benefits
We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table "Summary Compensation for the Years Ended December 31, 2014, 2015 and 2016" and its footnote (3) on page 31 of this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Deductibility of Compensation Over $1 Million
Section 162(m) of the IRS Code imposes a limit of $1 million, unless compensation is performance based or another exception applies, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its three other most highly compensated executive officers other than the chief financial officer. The Compensation Committee considers its primary goal to design compensation strategies that further the best interests of our stockholders. In certain cases, it may determine that the amount of tax deductions lost is not significant when compared to the potential opportunity a compensation program provides for creating long-term stockholder value. The Compensation Committee therefore retains the ability to evaluate the performance of our applicable executive officers and to pay appropriate compensation, even if some or all of it may be non-deductible. Although we have not yet finalized our 2016 tax return, we expect that the limits of Section 162(m) of the Code may apply to certain deductions in the 2016 tax return.

Employment Agreements and Change in Control Agreements

We maintain employment agreements with our three NEOs to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements." These agreements provide for severance compensation to be paid if the employment of the NEOs is terminated under certain conditions, such as following a change in control, termination by Messrs. Demshur, Bergmark or Davis for any reason or termination by us for any reason other than upon their death or disability, for "cause" or upon a material breach of a material provision of his employment agreement, each as defined in the agreements.

Change in Control
As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our shareholders. We provide severance compensation if an executive's employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our shareholders even though their employment could be terminated as a result of the transaction.

Termination Without Cause
If we terminate the employment of an NEO without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts as described in greater detail in "Potential Payments Upon Termination or Change in Control." We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering two years after termination and because we and the executive have a mutually agreed to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders' best interests.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Named Executive Officers

As of December 31, 2016, our NEOs consisted of Messrs. Demshur, Bergmark and Davis. Biographical information regarding Messrs. Demshur and Bergmark can be found in "Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors." The following biography describes the business experience of Mr. Davis. Our NEOs are not Managing Directors of our Company for purposes of Dutch law.

Mr. Davis, who is 62 years of age, joined Western Atlas International in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East from 1983 to 1987, Core Laboratories Division Vice President of Finance from 1987 to 1991, and Atlas Wireline Division Vice President of Finance and Administration from 1991 to 1993. In 1993, Mr. Davis left Western Atlas International and joined Bovar Inc. of Calgary, Canada, an environmental waste disposal company, as Chief Financial Officer. From 1994 to 1995 he served as Chief Operating Officer and from 1995 to 1998 he served as President and Chief Executive Officer of Bovar Inc. Mr. Davis rejoined our Company as Senior Vice President in 1998, and in 1999 was promoted to Chief Operating Officer, the position he currently holds.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other NEOs as of December 31, 2016, information relating to the compensation earned for services rendered in all capacities during fiscal years 2014, 2015, and 2016:
Summary Compensation
for the Years Ended December 31, 2014, 2015 and 2016

Name of Executive and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Post-employment Benefit Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
David M. Demshur	2016	950,950	5,072,681	—	178,000	43,292	6,244,923
President and Chief Executive Officer	2015	950,950	3,964,123	1,516,845	109,000	44,738	6,585,656
	2014	950,950	3,453,450	—	78,000	48,240	4,530,640

Richard L. Bergmark	2016	508,622	2,035,007	—	174,000	28,958	2,746,587
Executive Vice President, and Chief Financial Officer	2015	508,622	1,590,208	553,103	112,000	21,155	2,785,088
	2014	508,622	1,385,293	—	80,000	41,217	2,015,132

Monty L. Davis	2016	508,622	2,035,007	—	106,000	47,736	2,697,365
Senior Vice President and Chief Operating Officer	2015	508,622	1,590,208	553,103	48,000	25,672	2,725,605
	2014	508,622	1,385,293	—	46,000	55,907	1,995,822

(1)
The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2014, 2015 and 2016, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal years ended December 31, 2014, 2015 and 2016 and are included in our annual reports on Form 10-K. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards. For accounting purposes, the probable outcome for the 2016 awards is also the maximum level.

(2)
The changes in post-employment benefit values for 2014, 2015 and 2016 were primarily the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the IRS Code which is required for valuing payouts from qualified plans. These changes were not the result of additional contributions or benefits accruing to the NEOs.

(3)	All Other Compensation is described in the following section.

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name of Executive	Year	Core 401(k) Contributions ($) (1)	Non-Qualified Deferred Compensation: Registrant Contributions in 2016	Core 401(k) Discretionary Contributions ($) (2)	Company-Owned Life Insurance ($) (3)	All Other Compensation Total ($)
David M. Demshur	2016	10,600	27,438	5,040	214	43,292
	2015	10,600	28,901	5,042	195	44,738
	2014	10,400	31,232	6,436	172	48,240

Richard L. Bergmark	2016	10,600	13,075	5,040	243	28,958
	2015	10,306	5,587	5,042	220	21,155
	2014	10,400	24,187	6,436	194	41,217

Monty L. Davis	2016	10,600	31,869	5,040	227	47,736
	2015	10,600	9,823	5,042	207	25,672
	2014	10,032	39,257	6,436	182	55,907

(1)	The amounts shown reflect Company matching contributions.

(2)	The amounts shown reflect the additional discretionary contributions made by the Company.

(3)
The amounts shown reflect premiums we pay for life insurance coverage for our NEOs, which insurance payments will be used to assist us with providing death benefits under the deferred compensation plan.

Grants of Plan-Based Awards

A total of 95,515 shares of plan-based awards were awarded to our Chief Executive Officer and the two other NEOs in 2016 under the PSAP.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other NEOs in 2016 under the PSAP.

Grants of Plan-Based Awards for the Year Ended December 31, 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
Name of Executive	Grant Date	Approval Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David M. Demshur			—	1,046,045	2,092,090
	2/16/2016	1/25/2016				42,396	52,995	52,995	4,755,241

Richard L. Bergmark			—	381,466.5	762,933
	2/16/2016	1/25/2016				17,008	21,260	21,260	1,907,406

Monty L. Davis			—	381,466.5	762,933
	2/16/2016	1/25/2016				17,008	21,260	21,260	1,907,406

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements

David M. Demshur
Mr. Demshur serves as our President and Chief Executive Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur's employment agreement, as amended, entitles him to an original base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 220% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Demshur is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Richard L. Bergmark
Mr. Bergmark serves as our Chief Financial Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bergmark's employment agreement, as amended, entitles him to an original base salary of $236,250, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Bergmark is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Monty L. Davis
Mr. Davis serves as our Chief Operating Officer pursuant to an employment agreement entered into on August 1, 1998, as amended and restated as of December 31, 2007. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Davis' employment agreement, as amended, entitles him to an original base salary of $231,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Davis is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.

Restricted Share Award Program
In 2014, 80,983 restricted shares were granted to employees under the RSAP, none of which were to NEOs. In 2015, 91,784 restricted shares were granted to employees under the RSAP, none of which were to NEOs. In 2016, 104,164 restricted shares were granted to employees under the RSAP, none of which were to NEOs. Subject to continued employment with us, these shares vest in the amount of 1/6th of each grant on each of the six annual anniversaries of the date of grant. Full vesting will occur, however, if an employee's employment with us is terminated by reason of death or disability or if an employee continues in our employment until the date upon which a change in control occurs. In January and February 2017, the Compensation Committee and the Supervisory Board have approved a grant of up to 96,000 restricted shares, not to be granted before November 1, 2017 as part of the in-cycle grants under the RSAP. None of those restricted shares will be granted to NEOs. The Compensation Committee has authorized up to an additional 16,000 restricted shares for out-of-cycle grants during 2017 for retention and recruitment purposes for employees other than the NEOs.

Performance Share Award Program
In 2014, 53,548 shares were granted to employees under the three-year PSAP, including 35,948 to our NEOs. At the end of the 2014 performance period, on December 30, 2016, the last NYSE trading day for 2016, Core Lab had the highest ROIC compared to the Comp Group. The Compensation Committee of our Board of Supervisory Directors verified that the performance target criteria had been met and 51,348 shares vested (2,200 shares had been previously forfeited).

In 2015, 27,000 shares were granted to employees, other than the NEOs, under the PSAP. Subject to continued employment with us, these shares will vest only upon our ROIC being in the top decile of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2017, Friday, December 29, 2017. For the NEOs, we granted 79,455 shares under the PSAP. Subject to continued employment with us, rights conferred by an employment agreement or the award agreement, or upon death or disability, 80% of these shares will vest only upon our ROIC being in the top decile of the Comp Group and the final 20% will vest only upon our ROIC being at the top of the Comp Group as published by Bloomberg at the end of the three-year Performance Period on December 29, 2017. Vesting will occur to the extent the performance criteria are met at the end of a performance period; however, full vesting will be immediately accelerated if an employee continues in our employment until the date upon which a change in control occurs.

In 2016, 27,000 shares were granted to employees, other than the NEOs, under the PSAP. Subject to continued employment with us, these shares will vest only upon our ROIC being in the top decile of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2018, Monday, December 31, 2018. For the NEOs, we granted 95,515 shares under the PSAP. Subject to continued employment with us, rights conferred by an employment agreement or the award agreement, or upon death or disability, 80% of these shares will vest only upon our ROIC being in the top decile of the Comp Group and the final 20% will vest only upon our ROIC being at the top of the Comp Group as published by Bloomberg at the end of the three-year Performance Period on December 31, 2018. Vesting will occur to the extent the performance criteria are met at the end of a performance period; however, full vesting will be immediately accelerated if an employee continues in our employment until the date upon which a change in control occurs.

In 2017, 21,600 shares were granted to employees, other than the NEOs, under the PSAP. Subject to continued employment with us, these shares will vest only upon our ROIC being in the top 75th percentile of the Comp Group as published by Bloomberg at the end of the three-year Performance Period ending on the last NYSE trading day in 2019, Tuesday, December 31, 2019. For the NEOs, we granted 71,008 shares under the PSAP. Subject to continued employment with us, rights conferred by an employment agreement or the award agreement, or upon death or disability, 50% of the award will vest only if the Company is in the top 50th percentile of ROIC among a Bloomberg Peer Group, 100% of the award will vest if the Company is in the top 75th percentile of return on invested capital of the Bloomberg Peer Group and 150% of the award will vest if the Company is in the top 100th percentile (the top performing company) of the Bloomberg Peer Group as published by Bloomberg at the end of the three-year Performance Period on December 31, 2019. Vesting will occur to the extent the performance criteria are met at the end of a performance period; however, full vesting will be immediately accelerated if an employee continues in our employment until the date upon which a change in control occurs.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other NEOs as of the end of our last completed fiscal year. None of our NEOs held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards
at December 31, 2016

Name of Executive	Award Year	Vesting Date	Equity and Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)	Equity and Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested (1) ($)
David M. Demshur	2016	December 31, 2018	52,995	6,361,520
	2015	December 29, 2017	44,085	5,291,963

Richard L. Bergmark	2016	December 31, 2018	21,260	2,552,050
	2015	December 29, 2017	17,685	2,122,907

Monty L. Davis	2016	December 31, 2018	21,260	2,552,050
	2015	December 29, 2017	17,685	2,122,907
(1) Market Value is based on the closing price on the last NYSE trading day of 2016, December 30, 2016, of $120.04 per share.

Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our NEOs.

Stock Vested
for the Year Ended December 31, 2016

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David M. Demshur	19,946	2,394,318
Richard L. Bergmark	8,001	960,440
Monty L. Davis	8,001	960,440

Post-Employment Benefit Plans

The following table provides information on our NEOs' post-employment benefit plans as of December 31, 2016, including, with respect to each NEO, the number of years credited under the applicable plan, the actuarial present value of the accumulated post-employment benefit and the dollar amount of any payments received during the year ended December 31, 2016.

Post-Employment Benefit Plans
as of December 31, 2016

Name of Executive	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2016 ($)
David M. Demshur	Group SERP	N/A	4,491,000	—
Richard L. Bergmark	Group SERP	N/A	4,566,000	—
Monty L. Davis	Individual SERP	25	2,692,000	—

Group SERP
In 1998, we adopted the Group SERP for the benefit of certain key employees and outside directors. The Group SERP was last amended in 2007. It was established to provide additional retirement income to the participants and death benefits to the participants' designated beneficiaries as a reward for the participants' contributions to our success and growth. Messrs. Demshur and Bergmark participate in the Group SERP. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant's retirement date (which is the later of the participant's termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant's death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant's benefit under the Group SERP is fully vested and fully accrued. Each participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. Benefits under the Group SERP may be forfeited only in the event of a participant's termination for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

Individual SERP
In 1999, we adopted the Individual SERP for Mr. Davis. The Individual SERP was last amended in 2007. It provides the participant an annual retirement benefit, which begins on the participant's retirement date (which is the later of the participant's termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant's death. The annual retirement benefit is equal to 2% of the participant's final average pay (defined below) for each year of credited service (not to exceed 25 years of credited service). In the event of a change in control while the executive is employed by us or the involuntary termination of the executive's employment without cause within six months prior to a change in control, Mr. Davis will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant's designated beneficiary is entitled to the retirement benefit described above each year until such payments have been made for an aggregate of 15 years to both the participant and his designated beneficiary. In the event that a participant dies before his retirement date, his designated beneficiary will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000 for 15 years. Additionally, the participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount would be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement. A participant will forfeit his interest in the Individual SERP if he is terminated for cause (defined as the participant's conviction of a felony or a misdemeanor involving moral turpitude).

A participant's "final average pay" for purposes of calculating the annual retirement benefit under an Individual SERP is the average of the participant's annual base salary for the five consecutive calendar years immediately preceding the calendar year in which occurs the earlier of the participant's death or termination of employment. In the event a change in control occurs (as defined in the Individual SERP), "final average pay" is the greater of (x) the amount determined above, and (y) the participant's annual base salary for the five consecutive calendar years immediately preceding the calendar year in which the change in control occurs.

We have purchased insurance coverage on the lives of Messrs. Demshur, Bergmark and Davis to assist us in providing benefits under the Group SERP and the Individual SERP (collectively, the "SERPs"). We are the owner and beneficiary of the insurance coverage for which all of the SERPs' premiums are fully paid. Based on actuarial calculations, the benefits paid to us under the insurance policies should be sufficient to cover the costs of the SERPs' benefits for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.

Non-Qualified Deferred Compensation

The following table provides information relating to our NEOs' benefits in the non-qualified deferred compensation plans, including, with respect to each NEO, the aggregate contributions made by such NEO during the year ended December 31, 2016, the aggregate contributions made by the company during the year ended December 31, 2016, on behalf of the NEO, the aggregate interest or other earnings accrued during the year ended December 31, 2016, the aggregate value of withdrawals and distributions to the NEO during the year ended December 31, 2016 and balance of account as of December 31, 2016.

Non-Qualified Deferred Compensation
for the Year Ended December 31, 2016

	Executive Contributions in 2016 (1)	Registrant Contributions in 2016 (2)	Aggregate Earnings (Losses) in 2016 (3)	Aggregate Withdrawals/(Distributions)	Aggregate Balance at December 31, 2016 (4)
Name of Executive	($)	($)	($)	($)	($)
David M. Demshur	112,651	27,438	24,673	—	7,153,208
Richard L. Bergmark	12,911	13,075	65,948	—	967,375
Monty L. Davis	352,845	31,869	169,595	—	3,019,388

(1) Executive contributions have always been included in the Summary Compensation table in the Salary column
(2) Registration contributions are included in the Summary Compensation table in the All Other Compensation column
(3) Aggregate earnings are not at above-market interest rates
(4) Not all of the Aggregate Balance has been included in Summary Compensation in the past, but all Executive Contributions have

Since 2006, the Company has made certain matching contributions on participant salary reduction deferrals to the plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the IRS Code. Distributions of a participant's plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a "key employee," distributions must be delayed for six months. A participant's plan benefits include the participant's deferrals, the vested portion of the employer's contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the Company, an additional $50,000 life insurance benefit will also be paid under the plan to the participant's beneficiary. The plan was amended in 2008 to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see "Components of Executive Compensation - Deferred Compensation Plan."

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that will require us to provide compensation and/or benefits to our NEOs in the event of a termination of employment or a change in control of the Company. The terms described below are unique to the three NEOs and were first put into place in 1998 and are not terms that have been granted to any other executive since then or would be granted to any future executive with the Company. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2016, and thus includes amounts earned through that date. The tables below provide estimates of the compensation and benefits that would be provided to the executives upon their termination of employment; however, in the event of an executive's separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Employment Agreements

The Demshur, Bergmark and Davis Employment Agreements
Messrs. Demshur, Bergmark and Davis have employment agreements first entered into in 1998 which have included provisions governing the payment of severance benefits if employment is terminated by the executive for any reason or by the Company for any reason other than (1) death or disability, (2) for cause, or (3) the executive's material breach of a material provision of the employment agreement. In such event, our executive severance benefits will be comprised of:

a.	the payment of a lump-sum amount equal to the sum of:

◦	200% of his base salary as in effect immediately prior to the termination; and

◦	two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment agreement;

b.
provision of a benefits package for the executive and his spouse and dependent children consisting of medical, hospital, dental, disability and life insurance benefits at least as favorable as those benefits provided to the executive and his spouse and dependent children immediately prior to termination, for as long as the executive and his spouse or dependent children are living;

c.	the provision of outplacement services at a cost not to exceed 100% of the executive's annual base salary as in effect immediately prior to the termination; and

d.
the full and immediate vesting and exercisability of all of his outstanding equity awards, which awards shall remain exercisable for the greater of (1) three months following such termination, or (2) the period provided in the plan or plans pursuant to which such equity awards were granted.

For purposes of calculating the lifetime medical benefits, we assume the following:

•	a discount rate of 4.25%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2016 Applicable Mortality Table for Lump Sums under the Pension Protection Act of 2006 (PPA);

•	a current medical trend of 6.30% per annum, decreasing in accordance with a schedule over time to 6.10% in 2017 and 5.40% in 2018;

•	that medical benefits are to be coordinated with Medicare such that premiums will be reduced by 70% for ages 65 and older; and

•	that the health plan is self-funded and will continue to be so in the future.

For purposes of calculating the welfare benefits, we assume the following:

•	the basic life insurance benefit was valued as a whole life premium at discount rate of 3.75%;

•	mortality table under section 417(e)(3)(A)(ii)(I), the 2016 Applicable Mortality Table for Lump Sums under PPA;

•
the accidental death and disability coverage was valued as 10.80% of the value of basic life insurance benefit, per the current premium ratio and this benefit was assumed to continue beyond age 65; and

•
the long-term disability premium was escalated to 4.00% until age 65, reflecting the age-related incidence of disability as well as increased administrative costs; no value is attributed to the benefit beyond age 65, as long-term disability coverage is rarely available once employment ends.

If the executive's employment is terminated as a result of death or disability, the executive (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clause (b) and (d) above.

If the executive's employment is terminated for any reason within three years following a change in control, the executive will be entitled to the same benefits described above except that certain outstanding stock options shall remain exercisable for the greater of (i) one year following such termination, or (ii) the period provided in the plan or plans pursuant to which such stock options were granted, and the lump-sum payment described in clause (a) above shall be equal to three times the sum of:

•	his base salary as in effect immediately prior to his termination of employment; and

•
the greater of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract for the year in which his employment terminates or (B) the highest annual bonus he received in the three fiscal years ending prior to the fiscal year in which occurred the change in control.

The employment agreements generally use the following terms:

"Cause" means the executive has been convicted of any felony or a misdemeanor involving moral turpitude.

"Change in Control" means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Supervisory Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors.

Each executive's employment agreement contains a standard confidentiality and nonsolicitation provision and requires that the executive not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason, or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.

Upon a change in control, our NEOs may be subject to certain excise taxes pursuant to Section 4999 of the IRS Code (which imposes a 20.00% excise tax on certain excess parachute payments). In such case, we have agreed to pay each of our NEOs a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, the NEO retains an amount sufficient to pay all excise taxes pursuant to Section 4999 of the IRS Code.

The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate. For purposes of the gross-up calculations, we have assumed that (1) no amounts will be discounted as attributable to reasonable compensation and (2) all cash severance payments are contingent on a change in control (although we believe there may be a viable position to the contrary with respect to at least a portion of the cash severance payments).

The tax gross-up payment described above will be payable to the executive for any excise tax incurred under Section 4999 of the IRS Code regardless of whether his employment is terminated. However, the amount of the gross-up payment will change based upon whether the executive's employment with us is terminated because the amount of compensation subject to the Section 4999 excise tax will change. The provision of the tax gross-up payment was included in the named executive's employment contracts entered into in 1998, when the provision of tax gross-up payments was standard in our industry. The Company will not add tax gross-up provisions in any future employment contracts.

The tables below reflect the amount of compensation that would be payable to each of the named officers in various scenarios involving termination of the named officer's employment, including following a change in control. The amount of compensation payable to each named officer upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each named officer is shown below. The amounts shown assume that the termination was effective on December 31, 2016 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the officers upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2016 and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the officer's separation from us. The officer would also have available the value of exercisable options reflected in the Outstanding Equity Awards at Fiscal Year End table.

David M. Demshur	Voluntary Termination on 12/31/2016 ($) (1)	Early Retirement on 12/31/2016($) (1)	Involuntary Not For Cause Termination on 12/31/2016($) (1)	For Cause Termination on 12/31/2016($)	Termination related to Change-in-Control on 12/31/2016 ($)	Disability on 12/31/2016 ($) (1)	Death on 12/31/2016 ($) (1)
Compensation:
Severance	1,901,900	1,901,900	1,901,900	—	8,130,216	—	—
Short-term Incentive	1,882,881	1,882,881	1,882,881	—	—	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	11,653,483	—	—
Benefits & Perquisites:
Health and Welfare Benefits	655,500	655,500	655,500	—	655,500	655,500	655,500
Outplacement Services	950,950	—	950,950	—	950,950	—	—
Excise Tax & Gross-Up	—	—	—	—	7,186,312	—	—
Total	5,391,231	4,440,281	5,391,231	—	28,576,461	655,500	655,500

Richard L. Bergmark	Voluntary Termination on 12/31/2016 ($) (1)	Early Retirement on 12/31/2016($) (1)	Involuntary Not For Cause Termination on 12/31/2016($) (1)	For Cause Termination on 12/31/2016($)	Termination related to Change-in-Control on 12/31/2016 ($)	Disability on 12/31/2016 ($) (1)	Death on 12/31/2016 ($) (1)
Compensation:
Severance	1,017,244	1,017,244	1,017,244	—	3,450,204	—	—
Short-term Incentive	686,640	686,640	686,640	—	—	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	4,674,957	—	—
Benefits & Perquisites:
Health and Welfare Benefits	653,600	653,600	653,600	—	653,600	653,600	653,600
Outplacement Services	508,622	—	508,622	—	508,622	—	—
Excise Tax & Gross-Up	—	—	—	—	2,997,092	—	—
Total	2,866,106	2,357,484	2,866,106	—	12,284,475	653,600	653,600

Monty L. Davis	Voluntary Termination on 12/31/2016 ($) (1)	Early Retirement on 12/31/2016($) (1)	Involuntary Not For Cause Termination on 12/31/2016($) (1)	For Cause Termination on 12/31/2016($)	Termination related to Change-in-Control on 12/31/2016 ($)	Disability on 12/31/2016 ($) (1)	Death on 12/31/2016 ($) (1)
Compensation:
Severance	1,017,244	1,017,244	1,017,244	—	3,450,204	—	—
Short-term Incentive	686,640	686,640	686,640	—	—	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	4,674,957	—	—
Benefits & Perquisites:
Health and Welfare Benefits	587,900	587,900	587,900	—	587,900	587,900	587,900
Outplacement Services	508,622	—	508,622	—	508,622	—	—
Excise Tax & Gross-Up	—	—	—	—	3,119,698	—	—
Total	2,800,406	2,291,784	2,800,406	—	12,341,381	587,900	587,900

(1) Each NEO could possibly vest in PSAP awards following termination if the performance criteria for vesting is met at the end of a performance period. See table of Outstanding Equity Awards at Fiscal Year End on page 32.

Nonqualified Deferred Compensation Plan
See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to the NEOs under the Nonqualified Deferred Compensation Plan upon death or separation from service, and in connection with a change in control.

Supplemental Executive Retirement Plans
Please see the Post-Employment Benefit Plans table and narrative that follows the table for a discussion of the benefits payable to the NEOs under the Group SERP and the Individual SERP upon death or separation from service, and in connection with a change in control. As described in the sections "Group SERP" and "Individual SERP" on pages 35 and 37 of this proxy statement, if a participant in the Group SERP or an Individual SERP made a timely election, he would be entitled to receive a lump sum payment upon a change in control of the Company equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement.

Equity Award Program
Awards under our PSAP and RSAP will vest in full in the event a NEO's service is terminated by reason of his death or disability or upon the occurrence of a Change in Control. As of December 31, 2016, Messrs. Demshur, Bergmark and Davis do not have any outstanding RSAP awards that would be triggered by a Change of Control; however as of that date, following the vesting of the 2014 PSAP award, Mr. Demshur has two PSAP awards worth $6.4 million, Mr. Bergmark has two PSAP awards worth $2.6 million and Mr. Davis has two PSAP awards worth $2.6 million. Please see table in "Information About Our Named Executive Officers - Outstanding Equity Awards at Fiscal Year End" on page 35.

COMPENSATION COMMITTEE REPORT

During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•	reviewed and discussed the Company's disclosure set forth herein below the heading "Compensation Discussion and Analysis" with management; and

•
based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2016.

Submitted by the Compensation Committee of the Board of Supervisory Directors.

COMPENSATION COMMITTEE
Michael Straughen (Chairman)
Margaret Ann van Kempen

AUDIT COMMITTEE REPORT

For the year ended December 31, 2016, the Audit Committee consisted of Messrs. Kearney, Dunlap, Sodderland and Mme. Carnes. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mr. Kearney and Mrs. Carnes qualify as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, the Audit Committee:

•	reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2016 with management and with the independent registered public accountants;

•
considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;

•
reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company's accounting policies, (2) the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, Communication with Audit Committees by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•
discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company's chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

•
pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining KPMG's independence, and concluded that KPMG's independence was not compromised by the provision of such services (details regarding the fees paid to KPMG in fiscal 2016 for audit services, audit-related services, tax services and all other services, are set forth at "Audit Fee Summary" below); and

•
based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/investors/governance.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company's internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Supervisory Directors.

AUDIT COMMITTEE
Michael C. Kearney (Chairman)
Martha Z. Carnes
Jan Willem Sodderland

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Auditor in 2016

Effective January 1, 2016, the Company appointed KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as its independent registered public accountants. There was no dispute with former auditor PricewaterhouseCoopers ("PwC") on any issue; however, the change was a result of new Dutch regulations that were held to require Dutch publicly traded companies to rotate the public auditors of their IFRS GAAP accounts every eight years starting with the fiscal year that began January 1, 2016.

Audit Fee Summary

The Audit Committee approved in advance 100% of the non-audit fees. For the 2016 fiscal year, KPMG served as the Company's independent auditor, and for the 2015 fiscal year, PwC served as the Company's independent auditor. Set forth below is a summary of the total fees incurred with KPMG or PwC, respectively, during fiscal years 2016 and 2015. These fees consisted of:

	2016	2015
Audit Fees	$2,470,000	$2,774,500
Audit-Related Fees	—	—
Tax Fees	115,300	88,000
All Other Fees	—	26,000
Total	$2,585,300	$2,888,500

Audit Fees
Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States and with the AFM in the Netherlands, work performed by tax professionals in connection with the audit and quarterly reviews, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees
Audit-related fees consist primarily of attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees
Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees
Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other public filings.

AUDIT COMMTTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services to be performed by its independent auditors, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The Audit Committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the Audit Committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the Audit Committee reports any interim pre-approvals since the last meeting.

AGENDA ITEMS

Item 1. Election of Class I Supervisory Directors

Our Articles of Association provide for one or more Supervisory Directors. Our Board of Supervisory Directors currently has nine members who are divided into three classes of Supervisory Directors; however, with the retirement from the Board by Mr. Kearney at this year's Annual Meeting, we will return to having eight Supervisory Directors. Each class is elected for a term such that the term of one class of Supervisory Directors expires at the annual meeting each year. In 2011, the Company initiated steps to bring new membership to the Board of Supervisory Directors, with a plan of replacing one existing non-executive director who will have served for longer than ten years each year over the next few years. The Succession Plan will be completed as of the 2017 annual meeting, at which time the longest tenure of any non-executive director will be six (6) years.

For the 2017 annual meeting, the Board of Supervisory Directors is proposing the re-election of two current Class I members, effective at the conclusion of the meeting. The Board of Supervisory Directors is proposing the re-election of Messrs. Demshur and Sodderland as the Class I Supervisory Directors. Both Class I candidates are being nominated for terms expiring at the annual meeting in 2020. Please see “Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors” for biographical information of our Supervisory Directors.

Candidates for Supervisory Director are recommended by the NGCR Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for both of these nominees, for one of these nominees or for none of these nominees. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the two nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

The election and re-elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of agenda item no. 1.

The Supervisory Board recommends that shareholders vote “FOR” the two Class I nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. To Amend Our Articles of Association

To amend Article 20, paragraph 5 of our Articles of Association to allow for any future amendments to the Articles of Association that are proposed by the management board and the supervisory board in connection with a shareholder meeting, to be approved by simple majority of votes cast, without regard to the number of shares represented at the meeting. We are proposing this amendment based upon our continuous review of issues that affect shareholder rights and a belief that a majority vote standard will enhance those rights.

At present, amendments to the Articles of Association may only be approved with a two-thirds majority of the votes cast representing more than half of the issued share capital and further only on the proposal of the board of management, which proposal must be approved by the board of supervisory directors. The Board would like to reduce this super-majority requirement so as to provide that amendments proposed by the management board, which proposal has been approved by the board of supervisory directors, may pass with a simple majority of all votes cast, without a minimum quorum requirement.

This amendment, which is being proposed under the current articles, will need to be approved with a two-thirds majority of the votes cast representing more than half of the issued share capital.

Specifically, we propose to amend Article 20, paragraph 5(ii) of our articles of association to read in its entirety, as follows:

"for the resolutions to amend the Articles of Association to be passed upon proposal by the board of management and approval of such proposal by the board of supervisory directors, which resolutions may be passed with an absolute majority of the votes cast, without regard to the number of shares represented at the meeting."

The full text of the draft notarial deed of amendment to the articles of association (in Dutch and in English) is attached as Exhibit "A", and will be available until after the meeting for inspection by shareholders at the Company's offices at Strawinskylaan 913, Tower A, Level 9, 1077 XX Amsterdam. A copy of the proposed amendment can be obtained, free of charge, at the request of a shareholder.

The Supervisory Board recommends that shareholders vote "FOR" this amendment to our Articles of Association, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. Appointment of KPMG as our Independent Registered Public Accounting Firm for 2017

The Audit Committee of the Supervisory Board has recommended and the Supervisory Board has approved the appointment of the firm of KPMG as our independent registered public accountants for the year ending December 31, 2017, subject to approval by our shareholders. We have invited representatives of KPMG to the annual meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the majority of the votes cast at the annual meeting is required to appoint KPMG as our independent registered public accountants for 2017. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that the shareholders vote “FOR” the appointment of KPMG as our independent registered public accountants for the year ending December 31, 2017 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 4. To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Supervisory Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee's report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our NEOs be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the NEOs.

Section 14A of the Securities Exchange Act of 1934, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement according to the compensation disclosure rules of the SEC. The Company intends to hold this vote annually. At the 2016 annual meeting, the Company's shareholders were requested to conduct a non-binding advisory vote to approve the compensation of the Company's NEOs. The Supervisory Board proposal seeking approval of the compensation of the Company's NEOs for 2016 was approved with 98.6% of the votes cast in favor of such compensation at the 2016 annual meeting. Our continued focus on performance-based compensation has provided solid performance outcomes related to the Company's Total Shareholder Return and specifically compared to the S&P 500 Index and our peer group and we believe our shareholders should again approve our executive compensation program.

We are therefore asking shareholders to vote on the following resolution:

The shareholders approve the compensation philosophy, policies and procedures described in the CD&A section, and the compensation of Core Laboratories N.V.'s NEOs as disclosed pursuant to the SEC's compensation disclosure rules, including the compensation tables.

As an advisory vote, Item 4 is non-binding. Although the vote is non-binding, the Supervisory Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our NEOs. We recommend that our shareholders approve Item 4.

The affirmative vote of a majority of the shares of Core Laboratories N.V. common stock present or represented by proxy and voting at the annual meeting is required for approval of Item 4. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Item 5. Confirmation and Adoption of Annual Accounts

At the annual meeting, as required under Dutch law and our Articles of Association, following a discussion of our Dutch Report of the Management Board, our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ended December 31, 2016, which are our audited consolidated financial statements that are prepared in accordance with International Financial Reporting Standards as adopted by the European Union. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts reported under IFRS standards. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016. Companies domiciled in the United States are not generally required to obtain shareholder confirmation and adoption of annual accounts.

The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Cancellation of Our Repurchased Shares Held at 12:01 A.M. CEST On May 18, 2017

At the annual meeting, our shareholders will be asked to resolve to cancel all of the shares that have been repurchased and are being held by the Company, as opposed to any of its subsidiaries (collectively “we”), at 12:01 a.m. CEST on May 18, 2017.

According to the Dutch Civil Code, we and our subsidiaries may repurchase and can hold up to 50% of our issued share capital at one time, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 19, 2016, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of eighteen (18) months, until November 19, 2017. Management believes it is in the best interest of our shareholders and stakeholders for shares held by the Company at 12:01 a.m. CEST on May 18, 2017 to be canceled. This authority is similar to that generally afforded under state law to public companies domiciled in the United States. Upon the affirmative vote of our shareholders, the shares held by the Company at 12:01 a.m. CEST on May 18, 2017 will be canceled in the manner described in Articles 2:99(2) and 2:100 of the Dutch Civil Code.

After the general meeting of shareholders, if this Item 6 is approved, we will file a copy of the extract of the minutes of the annual meeting of shareholders with the Dutch trade registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after the publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.

The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if at least half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the cancellation of our repurchased shares held by the Company at 12:01 a.m. CEST on May 18, 2017, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7. Extension and Renewal of Existing Authority to Repurchase Shares

Pursuant to Dutch law and our Articles of Association, we and our subsidiaries are allowed to repurchase up to 50% of our issued share capital, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 19, 2016, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of 18 months, until November 19, 2017.

For the 2017 annual meeting, it is proposed to extend and renew the existing authorization of our Management Board to repurchase up to 10% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchanges where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies. This authorization of our Management Board must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting from 1995 through 2016, our shareholders have renewed that authorization such that the current period is set to expire on November 19, 2017. In 2016, we repurchased approximately 62,000 of our common shares for an aggregate purchase price of approximately $7.2 million. We believe that it is in the best interest of our Company and shareholders and other stakeholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.

At the annual meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time through one or more purchases at the stock exchanges where our shares are listed or otherwise, for an 18-month period, until November 18, 2018, and such repurchased shares may be used for any legal purpose.

The affirmative vote of the majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase up to 10% of our issued share capital, as described herein, from time to time for the indicated periods from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the authorization of the Management Board to repurchase up to 10% of our issued share capital until November 18, 2018, through one or more purchases at the stock exchanges where our shares are listed or otherwise and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 8. Extension of Authority to Issue Shares of Core Laboratories N.V. until November 18, 2018

Our current authorized share capital consists of 200 million common shares and 6 million preference shares, each share with a current par value of EUR 0.02. Under Dutch law and our Articles of Association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. Previous authorizations of the Supervisory Board to issue shares were effective for a period of up to five years and were renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on November 19, 2017. At the 2016 annual meeting, we obtained authorization to issue shares up to 10% of our outstanding shares per annum for an 18-month period. We are seeking this same authorization at the 2017 annual meeting. We currently do not have any specific plans, proposals or arrangements to issue any new shares of common stock for any purpose, with the exception of issuing repurchased shares for equity compensation as outlined in the proxy statement. However, in the ordinary course of our business, we may determine from time to time that the issuance of additional shares of common stock is necessary and in the best interests of the Company, including in connection with acquisitions, financings or equity compensation.

At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to a maximum of 10% of outstanding shares per annum for an 18-month period from the date of the annual meeting until November 18, 2018. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the issuance of additional shares will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for an 18-month period from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 9. Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 18, 2018

Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to stock awards granted under the LTIP and the 2014 Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Previous authorizations were effective for up to five years and were renewed for successive five-year periods. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on November 19, 2017. At the 2016 annual meeting, we obtained authorization to limit or eliminate preemptive rights up to 10% of our common shares and/or preference shares per annum for an eighteen-month period. We are seeking this same authorization at the 2017 annual meeting.

At the annual meeting, our shareholders will be asked to approve an extension of this authority for an eighteen-month period from the date of the annual meeting until November 18, 2018 to limit or eliminate preemptive rights up to a maximum of 10% of outstanding shares per annum. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the rights to limit or eliminate preemptive rights will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for an eighteen-month period from the date of the annual meeting. However, if less than 50% of all issued shares are present or represented at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 10. Other Matters to Be Voted on

The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2018 Annual Meeting: Shareholder Proposals and Shareholder Access

Any shareholder who qualifies under applicable law to have the right to submit a matter for inclusion in the Company's proxy material for consideration at the 2018 annual meeting may submit such matter, including recommendations for nominees for supervisory directorships, to the Company. As a company registered in The Netherlands, we are governed by Dutch company law rules regarding the access rights of shareholders to submit a matter for inclusion in the Company's proxy material for consideration at an annual meeting. Effective July 1, 2013, Dutch company law rules were amended to increase the minimum threshold in order for shareholders to submit an item for the agenda of the annual meeting. Since that amendment, Dutch law requires that an agenda item may only be submitted by one or more shareholders representing at least three percent of the issued share capital of the Company. The Company’s Articles of Association follow this law and are not more restrictive than this. In order for such matter to be included in the Company's proxy materials or presented at the 2018 annual meeting, the qualified shareholder(s) must submit the matter to the Company's Secretary at the address indicated on page 5 of this proxy statement not later than the 60th day before the date on which the 2018 annual meeting will be held. At this point, the Company anticipates conducting the 2018 annual meeting in mid-May, 2018.

The Right of Shareholders to Request a Shareholder Meeting

Just as with the right of shareholders to submit an item for the agenda, we also follow the full contours of Dutch law, without further restriction, on the rights of shareholders to request a shareholder meeting. Our Articles of Association (art. 18.3) specifically mandate that shareholder meetings can be convened by shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Management and Supervisory Boards to convene a meeting to be held within eight weeks and also provides a procedure to approach the Court, if those Boards fail to call such a meeting in a timely fashion.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company's proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at 713-328-2673. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,
Jan Willem Sodderland
Supervisory Director

Amsterdam, The Netherlands
March 24, 2017

CORE LABORATORIES N.V. C/O COMPUTERSHARE TRUST CO., N.A. ATTN: JENNIFER HARLA 250 ROYALL STREET CANTON, MA 02021
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES N.V.
The Board of Supervisory Directors recommends that you vote FOR the following:	For	Withhold
1. To re-elect two Class I Supervisory Directors to serve until our annual meeting in 2020 under the terms and conditions described within the proxy statement and until their successors shall have been duly elected and qualified;

1a) David M. Demshur	☐	☐
1b) Jan Willem Sodderland	☐	☐

	For	Against	Abstain		For	Against	Abstain
The Board of Supervisory Directors recommends you vote FOR the following proposals:
2. To amend Article 20, paragraph 5(ii), of our Articles of Association to allow for any future amendments to the Articles of Association which are proposed by the board of management and which proposal is approved by the board of supervisory directors, to be passed with an absolute majority of votes cast, without regard to the number of shares represented at the meeting.
	☐	☐	☐	6. To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 18, 2017.	☐	☐	☐
3. To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as Core Laboratories N.V.'s (the "Company") independent registered public accountants for the year ending December 31, 2017.
	☐	☐	☐
7. To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 18, 2018, and such repurchased shares may be used for any legal purpose.
					☐	☐	☐
4. To approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the Security and Exchange Commission's compensation disclosure rules, including the compensation tables.
	☐	☐	☐
8. To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018.
					☐	☐	☐
5. To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2016, following a discussion of our Dutch Report of the Management Board for that same period.
	☐	☐	☐
9. To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 18, 2018.
					☐	☐	☐
NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb.

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M52481-P33425-P33515

CORE LABORATORIES N.V.
Annual Meeting of Shareholders
May 18, 2017 2:30 PM CEST
This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Thursday, May 18, 2017.

The undersigned hereby constitutes and appoints each member of the Supervisory Board, Mark Elvig, general counsel of the Company, Jacobus Schouten, as well as Jaap Stoop, Jules van de Winckel, Paul van der Bijl, and any other lawyer or Notary working with NautaDutilh N.V., the Company's Dutch legal counsel, and each or any of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX Amsterdam The Netherlands, on Thursday, May 18, 2017 at 2:30 p.m. CEST and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR SUPERVISORY DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8, AND 9.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side

EXHIBIT A

AKTE VAN STATUTENWIJZIGING
CORE LABORATORIES N.V.

Heden, [datum] tweeduizend zeventien, verscheen voor mij, mr. Wijnand Hendrik Bossenbroek, notaris te Amsterdam:
[NautaDutilh werknemer].
De comparant verklaarde dat de algemene vergadering van aandeelhouders van Core Laboratories N.V., een naamloze vennootschap, statutair gevestigd te Amsterdam (adres: 1077 XX Amsterdam, Strawinskylaan 913, Toren A, handelsregisternummer: 33261158) (de "Vennootschap"), in haar jaarlijkse algemene vergadering van aandeelhouders gehouden te Amsterdam op achttien mei tweeduizend zeventien, onder meer besloten heeft om de statuten van de Vennootschap partieel te wijzigen.
Een kopie van een uittreksel van de notulen van voornoemde vergadering zal aan deze akte worden gehecht als bijlage.
De statuten van de Vennootschap zijn laatstelijk gewijzigd bij akte verleden op zestien mei tweeduizend twaalf voor mr. Marcel Dirk Pieter Anker, destijds notaris te Amsterdam.
Ter uitvoering van voornoemd besluit tot statutenwijziging verklaarde de comparant de statuten van de Vennootschap bij deze als volgt partieel te wijzigen:
Artikel 20.5 komt te luiden als volgt:

"20.5
Alle besluiten van de algemene vergadering worden genomen met een twee/derde meerderheid van de geldig uitgebrachte stemmen vertegenwoordigende meer dan de helft van het geplaatste kapitaal, behalve - onverminderd het bepaalde in artikel 13, leden 4 en 5 en artikel 16, lid 3:

(i)    besluiten te nemen op voorstel van de raad van commissarissen, welke besluiten (behoudens het vereiste in (ii) hierna) genomen kunnen worden met een volstrekte meerderheid van de uitgebrachte stemmen, ongeacht het aantal ter vergadering vertegenwoordigde aandelen;
(ii)    besluiten strekkende tot wijziging van de statuten te nemen op voorstel van de directie en goedkeuring van dit voorstel door de raad van commissarissen, welke besluiten slechts genomen kunnen worden met een volstrekte meerderheid van de uitgebrachte stemmen, ongeacht het aantal ter vergadering vertegenwoordigde aandelen."
SLOTVERKLARINGEN
De comparant verklaarde ten slotte blijkens een onderhandse volmacht die aan deze akte zal worden gehecht als bijlage door de enige bestuurder van de Vennootschap gemachtigd te zijn om deze akte te doen verlijden.
De comparant is mij, notaris, bekend.
Deze akte is verleden te Amsterdam op de dag aan het begin van deze akte vermeld.
Nadat vooraf door mij, notaris, de zakelijke inhoud van deze akte aan de comparant is medegedeeld en door mij, notaris, is toegelicht, heeft de comparant verklaard van de inhoud daarvan te hebben kennisgenomen, met de inhoud in te stemmen en op volledige voorlezing daarvan geen prijs te stellen. Onmiddellijk na beperkte voorlezing is deze akte door de comparant en mij, notaris, ondertekend.

EXHIBIT A

Note: This is a translation into English of a deed of amendment to the articles of association of a Dutch limited liability company. In the event of a conflict between the English and Dutch texts, the Dutch text shall prevail.

DEED OF AMENDMENT TO THE ARTICLES OF ASSOCIATION
CORE LABORATORIES N.V.

On this day, the [day] day of [month] two thousand and seventeen, appeared before me, Wijnand Hendrik Bossenbroek, civil law notary in Amsterdam:
[NautaDutilh employee]
The person appearing before me declared that the general meeting of shareholders Core Laboratories N.V., a limited liability company having its corporate seat in Amsterdam (address: 1077 XX Amsterdam, Strawinskylaan 913, Tower A, trade register number: 33261158) (the "Company"), at its annual general meeting of shareholders held in Amsterdam on the eighteenth day of May two thousand and seventeen, decided, among other things, to amend the Company's articles of association in part.
A copy of an extract of the minutes of the abovementioned meeting will be attached to this Deed as an annex.
The Company's articles of association were most recently amended by a deed executed on the sixteenth day of May two thousand and twelve before Marcel Dirk Pieter Anker, at that time civil law notary in Amsterdam.
In order to carry out the abovementioned decision to amend the articles of association, the person appearing declared to amend the Company's articles of association in part, as set out below:
Article 20.5 shall come to read as follows:

"20.5
All resolutions of the general meeting shall be passed with a two-thirds majority of the valid votes cast representing more than half of the issued share capital, except - without prejudice to the provisions in article 13, paragraphs 4 and 5 and article 16, paragraph 3:

(i)
for the resolutions to be passed upon recommendation by the board of supervisory directors, which resolutions (except as required in (ii) below) may be passed with an absolute majority of the votes cast, without regard to the number of shares represented at the meeting;

ii)
for the resolutions to amend the Articles of Association to be passed upon proposal by the board of management and approval of such proposal by the board of supervisory directors, which resolutions may be passed with an absolute majority of the votes cast, without regard to the number of shares represented at the meeting."

FINAL STATEMENTS
Finally, the person appearing declared, as evidenced by a power of attorney in the form of a private instrument which will be attached to this Deed as an annex, to have been authorised by the Company's sole managing director to execute this Deed.
The person appearing is known to me, civil law notary.
This Deed was executed in Amsterdam on the date mentioned in its heading.
After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, the person appearing declared to have taken note of the contents of the Deed, to be in agreement with the contents and not to wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.